Exhibit 10.3

AMENDMENT TO
GP SERVICES AGREEMENT

THIS AMENDMENT TO GP SERVICES AGREEMENT (this "Amendment") is entered into as of June 27, 2014 by and between CVR Partners, LP, a Delaware limited partnership ("MLP"), CVR GP, LLC, a Delaware limited liability company ("GP"), and CVR Energy, Inc., a Delaware corporation ("CVR", and collectively with MLP and GP, the "Parties" and each, a "Party").

RECITALS

The Parties entered into a GP Services Agreement effective as of November 29, 2011 (the "Agreement"), pursuant to which GP agreed to provide the GP Services to the GP Services Recipients. The Parties desire to amend the Agreement in the manner set forth in this Amendment.

The parties agree as follows:

1.Capitalized Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

2.Terms.

(a)The definition of “Share-Based Compensation” contained in Section 1.01 of the Agreement is deleted in its entirety.

(b)The term “Personnel Costs” contained in Section 1.01 of the Agreement is amended and restated to read as follows:

"Personnel Costs" means all compensation costs incurred by an employer in connection with the employment by such employer of applicable personnel, including all payroll and benefits but excluding severance costs.

3.Effective Date. Each of the amendments contemplated by this Amendment is effective as of April 1, 2014 (the "Effective Date").

4.Ratify Agreement. Except as expressly amended hereby, the Agreement will remain unamended and in full force and effect in accordance with its terms. The amendments provided herein will be limited precisely as drafted and will not constitute an amendment of any other term, condition or provision of the Agreement. References in the Agreement to "Agreement", "hereof", "herein", and words of similar import are deemed to be a reference to the Agreement as amended by this Amendment.

5.Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the parties, notwithstanding that all parties are not signatories to the same counterpart.

The parties have executed this Amendment as of the date first written above, but effective as of the Effective Date.

CVR Partners, LP By: CVR GP, LLC, its general partner		CVR GP, LLC
By:	/s/ Mark A. Pytosh	By:	/s/ Susan M. Ball
Name:	Mark A. Pytosh	Name:	Susan M. Ball
Title:	Chief Executive Officer and President	Title:	Chief Financial Officer and Treasurer

CVR Energy, Inc.
By:	/s/ John J. Lipinski
Name:	John J. Lipinski
Title:	Chief Executive Officer and President